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                            TYREX OIL COMPANY - PROXY
                  6886 S. Yosemite Street, Englewood, CO 80112

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Fredrick J. Slack, F. Larry Valdez, Frank W. Backes, Tom N. Richardson and Doris K. Backus as proxies to vote all shares of the undersigned at the Annual Meeting of Stockholders to be held April 30, 1998. Each of the named proxies shall have the power to appoint a substitute proxy for himself. The proxies, or any one of them, shall have the power to vote: (i) only those shares of the common Stock of Tyrex Oil Company held of record by the undersigned as of the close of business on April 19, 1998; (ii) at any adjournment of postponement of the meeting; and (iii) upon any subject which may properly be brought before the meeting. The proxies may vote upon all the matters described in the proxy statement furnished with this proxy, subject to any directions indicated below. If no directions are given, this proxy will be voted "FOR" the 1:10 reverse stock split; "FOR" the adoption of the Company's 1998 Stock Option Plan; "FOR" the election of the nominees listed below for the Board of Directors; "FOR" the change in the Company's legal name to 3Si Holdings, Inc.; and "FOR" the appointment of John M. Hanson & Company, P.C., as independent auditors of the Company for the fiscal year ending June 30, 1998.

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1.   To approve the 1:10 Reverse Stock Split of the Company's issued and outstanding $.01 par value common stock

     / / FOR this proposal      / / AGAINST this proposal     / / ABSTAIN from voting

2.   To approve the Company's 1998 Stock Option Plan

     / / FOR this proposal      / / AGAINST this proposal     / / ABSTAIN from voting

3.   Election of the five (5) Directors of the Company's Board of Directors:

     FOR All nominees listed below / /  WITHHOLD AUTHORITY to vote for all nominees listed below / /
     (except as written below)

        Fredrick J. Slack    F. Felipe Valdez   Frank W. Backes   Tom N. Richardson   Doris K. Backus

     (INSTRUCTIONS: To withhold authority to vote for any INDIVIDUAL nominee, write that nominee's name on the space provided below).
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4.   To approve the change in the Company's legal name to 3Si Holdings, Inc.

     / / FOR this proposal      / / AGAINST this proposal     / / ABSTAIN from voting

5.   To approve the appointment of John M. Hanson & Company, P.C., as the Company's independent auditors for the fiscal year ending June 30, 1998:

     / / FOR this proposal      / / AGAINST this proposal     / / ABSTAIN from voting

6.   In their discretion, the proxies are authorized to vote upon such other business as may properly be brought before the meeting, or any adjournment or postponement thereof.

PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY

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                                                   Dated:                                , 1998
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                                                   The signature(s) should agree with the name(s)
                                                   imprinted to the left.  Custodians, Executors,
                                                   Administrators, Trustees, guardians and Attorneys
                                                   should so indicate when signing.
                                                   Shares held on record date:
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